                            BY-LAWS

                              OF

           COMMERCIAL NATIONAL FINANCIAL CORPORATION

                 ORIGINAL ADOPTED JULY 1, 1990

   Complete current bylaws, including the amendment adopted

         by the Board of Directors on October 19, 2004

                             _/s/ Wendy S. Schmucker

                             Wendy S. Schmucker

                             Vice President/Secretary

                             Date:  _October 19, 2004

     TABLE OF CONTENTS

17.  THE CHAIRMAN OF THE BOARD AND

                            BY‑LAWS

                              of

           COMMERCIAL NATIONAL FINANCIAL CORPORATION

                           Article 1

                      CORPORATION OFFICE

     Section 1.1   The Corporation shall have and continuously maintain in Pennsylvania a registered office which may, but need not, be the same as its place of business and at an address to be designated from time to time by the Board of Directors.

     Section 1.2   The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

                           Article 2

                     SHAREHOLDERS MEETINGS

     Section 2.1   All meetings of the shareholders shall be held at such time and place as may be fixed from time to time by the Board of Directors.

     Section 2.2   The annual meeting of the shareholders shall be held no later than the thirty‑first day of May in each year, when the shareholders shall elect members to the Board of Directors and transact such other business as may properly be brought before the meeting.

     Section 2.3   Special meetings of the shareholders may be called at any time by the Chairman of the Board or a majority of the Board of Directors or its Executive Committee. At any time, upon written request of any person who has called a special meeting, it shall be the duty of the Secretary to fix the time of the meeting which, if the meeting is called pursuant to a statutory right, shall be held not more than sixty (60) days after the receipt of the request. If the Secretary neglects or refuses to fix the time of the meeting, the person or persons calling the meeting may do so.

     Section 2.4   Written notice of all shareholder meetings (other than adjourned meetings of shareholders), shall state the place, date, hour, the purpose thereof and shall be served upon, or mailed, postage prepaid, or telegraphed, charges prepaid, at least ten days before such meeting, unless a greater period of notice is required by statute or by these By‑laws, to each shareholder entitled to vote thereat at such address as appears on the transfer books for shares of the Corporation.

     Section 2.5   When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting.

                           Article 3

                    QUORUM OF SHAREHOLDERS

     Section 3.1   The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for purposes of considering such matter, and unless otherwise provided by statute the acts of such shareholders at a duly organized meeting shall be the acts of the shareholders. If, however, any meeting of shareholders cannot be organized because of lack of a quorum, those present, in person or by proxy, shall have the power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, without notice other than an announcement at the meeting, until the requisite number of shareholders for a quorum shall be present, in person or by proxy, except that in the case of any meeting called for the election of directors such meeting may be adjourned only for periods not exceeding fifteen (15) days as the holders of a majority of the shares present, in person or by proxy, shall direct, and those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors. At any adjourned meeting at which a quorum shall be present or so represented, any business may be transacted which might have been transacted at the original meeting if a quorum had been present. The shareholders present, in person or by proxy, at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

                           Article 4

                         VOTING RIGHTS

     Section 4.1   Except as may be otherwise provided by statute or by the Articles of Incorporation, at every shareholders meeting, every shareholder entitled to vote thereat shall have the right to one vote for every share having voting power standing in his name on the transfer books for shares of the Corporation on the record date fixed for the meeting.

     Section 4.2   When a quorum is present at any meeting the vote of the holders of a majority of the stock having voting power, present, in person or by proxy, shall decide any question brought before such meeting except as provided differently by statute or by the Articles of Incorporation.

       Section 4.3  Upon demand made by a shareholder entitled to vote at any election for directors before the voting begins, the election shall be by ballot.

                           Article 5

                            PROXIES

     Section 5.1   Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder or his duly authorized attorney in fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. No unrevoked proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted after three years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker, unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

                           Article 6

                          RECORD DATE

     Section 6.1   The Board of Directors may fix a time, not more than ninety (90) days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend or distribution or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the transfer books for shares of the Corporation after any record date fixed as aforesaid. The Board of Directors may close the transfer books for shares of the Corporation against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least ten (10) days before closing thereof to each shareholder of record at the address appearing on the records of the Corporation or supplied by him to the Corporation for the purpose of notice. While the transfer books for shares of the Corporation are closed, no transfer of shares shall be made thereon. If no record date is fixed by the Board of Directors for the determination of shareholders entitled to receive notice of, and vote at, a shareholders meeting, transferees of shares which are transferred on the books of the Corporation within ten (10) days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.

                           Article 7

                         VOTING LISTS

     Section 7.1   The Secretary shall have charge of the transfer books for shares of the Corporation and shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

     Section 7.2   Failure to comply with the requirements of Section 7.1 shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. The original share register or transfer book, or a duplicate thereof kept in the Commonwealth of Pennsylvania shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to vote an any meeting of shareholders.

                           Article 8

                      JUDGES OF ELECTION

     Section 8.1   In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be one or three. A person who is a candidate for office to be filled at the meeting shall not act as a judge.

     Section 8.2   In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the presiding officer thereof.

     Section 8.3   The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

     Section 8.4   On request of the presiding officer of the meeting, or of any shareholder, the judges of election shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

Article 9

DIRECTORS

     Section 9.1 (a) Nominations of individuals for election to the Board of Directors may be made at an annual meeting of shareholders (i) by or at the direction of the Board of Directors (or a Nominating Committee to the extent designated by the Board of Directors), or (ii) by any shareholder of the Corporation who was a shareholder of record both at the time of giving of notice provided for in this Section 9.1 and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the notice and other requirements of this Section 9.1.    References to the Nominating Committee contained in this Section 9.1 shall also include the full Board of Directors to the extent the Board of Directors retains control of all or part of the nomination process.

(b) The Nominating Committee shall determine its recommendations for director nominees in accordance with the internal guidelines adopted by the Nominating Committee.  As part of such process, the Nominating Committee may accept recommendations from shareholders (along with other appropriate sources).  A shareholder who is not a director or officer of the Corporation who intends to place a suggested nominee before the Nominating Committee for consideration by that Committee shall deliver to the Corporation, to the attention of such Committee, a written request to have a nominee or nominees considered by the Nominating Committee, which request shall be accompanied by a complete description of the recommended person's qualifications, experience and background, together with a statement signed by the recommended person that he or she consents to act as such.  In addition the shareholder making the nomination, and/or the nominee, as the case may be, shall submit such additional information as the Nominating Committee shall reasonably request.   A shareholder may not recommend himself or herself.  Recommendations under this subsection must be submitted not less than 120 days prior to the date set for the distribution of the Proxy Statement.  The Nominating Committee shall establish such other policies and guidelines with respect to its internal nomination process, as well as its treatment of recommendations from shareholders and others, as the Nominating Committee deems appropriate.  A copy of the portion of such guidelines that apply to shareholder nominations shall be delivered to any shareholder upon such shareholder's written request.

(c) A shareholder intending to submit the name of a nominee directly to the shareholders at the annual meeting must give timely notice of the nomination in writing to the Secretary and must specify in such notice that the shareholder intends to submit the name of the nominee directly to the shareholders at the meeting and does not intend to have the nominee considered for nomination by the Nominating Committee. To be timely, a shareholder's notice must be received by the Secretary at the principal executive offices of the Corporation not less than 120 days nor more than 180 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that if (i) no annual meeting was held in the previous year or (ii) the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, notice by the shareholder must be received not later than the later of the 120th day prior to such annual meeting or the tenth day following the public announcement of such meeting. Such shareholder's notice shall set forth:

(i)  as to each person whom the shareholder proposes to nominate for election as a Director (a) the name, age, business and residential addresses, and principal occupation or employment of each proposed nominee, (b) the class and number of shares of capital stock of the Corporation that are beneficially owned by such nominee on the date of such notice, (c) a description of all arrangements or understandings between the shareholder and each nominee and the name of any other person or persons that, to the shareholder's knowledge, have arrangements with the nominee or other shareholders relating to such nomination, (d) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934 ("Exchange Act"), and (e) the written consent of each proposed nominee to being named as a nominee and to serve as a Director of the Corporation if so elected; and

(ii) as to the shareholder giving the notice and the beneficial owner or owners, if any, on whose behalf the nomination is made, (a) the name and address of such shareholder and beneficial owners, as they appear on the Corporation's books, (b) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such shareholder and beneficial owners, (c) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or the designation of the person who is going to appear on behalf of such shareholder to make the nomination, (d) any other information that is required to be provided by the shareholder or beneficial owners pursuant to Regulation 14A under the Exchange Act in such person's capacity as a proponent of a nominee, and (e) a representation as to whether the shareholder or the beneficial owners, if any, intend or are part of a group (listing the member of such groups) which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to elect the nominee, or (ii) otherwise solicit proxies from shareholders in support of such nominee.

(d) The Corporation may require any proposed nominee to furnish any information, in addition to that required above, that the Corporation may reasonably require to determine the eligibility of the proposed nominee to serve as a Director of the Corporation.  A submission under Section 9.1(b), above shall be separate from a submission under Section 9.1 (c), above.

(e) Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which Directors are to be elected (i) by or at the direction of the Board of Directors, or (ii) provided that the Board of Directors has determined that Directors shall be elected at such special meeting, by any shareholder of the Corporation who is a shareholder of record both at the time of giving of notice provided for in this Section 9.1(e) and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the notice and other requirements set forth in this Section 9.1(e).

For nominations to be properly brought before a special meeting by a shareholder, the shareholder must have given timely notice of the nomination in writing to the Secretary. To be timely, a shareholder's notice must be received by the Secretary at the principal executive offices of the Corporation not later than the later of the 120th day prior to such special meeting or the tenth day following the public announcement of such special meeting. Such notice must contain the same information as would be required for an annual meeting under Section 9.1(c). If the Board of Directors has called a special meeting for the election of directors, then no other proposals of business by a shareholder, other than the nomination of persons for election to the Board requested by a shareholder, may be considered at a special meeting of the shareholders.

(f) Only such persons who are nominated in accordance with the procedures set forth in this Section 9.1 shall be eligible to serve as Directors. The presiding officer of the meeting shall determine whether a nomination was made in accordance with this Section 9.1 and, if any proposed nomination is not in compliance with this Section 9.1, to declare that such defective nomination be disregarded. The presiding officer of the meeting shall have sole authority to decide questions of compliance with the foregoing procedures, and his ruling shall be final and conclusive.

(g) Notwithstanding anything to the contrary in this Section 9.1, (i) if the shareholder (or a qualified representative of the shareholder) does not appear at the applicable meeting of shareholders of the Corporation to present such nomination, such nomination shall be disregarded, and (ii) a shareholder taking such nomination shall also comply with state law and the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 9.1.

(h) This Section 9.1 has no bearing on the Corporation's inclusion or exclusion of a nominee's name in the Corporation's proxy statement with respect to any annual or special meeting, which decision shall be entirely within the discretion of the Board of Directors; provided that such inclusion or exclusion shall be in compliance with all applicable federal and state laws and regulations.

                          Article 10

                VACANCIES ON BOARD OF DIRECTORS

     Article 10.1  Vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board of Directors, though less than a quorum, and each person so appointed shall be a director until the expiration of the term of office of the class of directors to which he was appointed.

                          Article 11

                 POWERS OF BOARD OF DIRECTORS

     Section 11.1  The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By‑laws directed or required to be exercised and done by the shareholders.

     Section 11.2  A director shall stand in a fiduciary relation to the Corporation and shall perform his duties as a director, including his duties as a member of any committee of the Board of Directors upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

     (a)  One or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented.

     (b)  Counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such persons.

     (c)  A committee of the Board of Directors upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

     A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

     Section 11.3  In discharging the duties of their respective positions, the Board of Directors, committees of the Board of Directors and individual directors may, in considering the best interests of the Corporation, consider the effects of any action upon employees, upon suppliers and customers of the Corporation and upon communities in which offices or other establishments of the Corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of Section 11.2.

     Section 11.4  Absent breach of fiduciary duty, lack of good faith or self‑dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the Corporation.

     Section 11.5  A director shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless:

     (a)  the director has breached or failed to perform the duties of his office under this Article 11; and

     (b)  the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     Section 11.6  The provisions of Section 11.5 shall not apply to:

     (a)  the responsibility or liability of a director pursuant to any criminal statute; or

     (b)  the liability of a director for the payment of taxes pursuant to local, State or Federal law.

     Section 11.7  A director of the Corporation who is present at a meeting of the Board of Directors, or of a committee of the Board of Directors, at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to the action with the Secretary of the Corporation before the adjournment thereof or transmits the dissent in writing to the Secretary of the Corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this Section 11.7 shall bar a director from asserting that minutes of any meeting incorrectly omitted his dissent if, promptly upon receipt of a copy of such minutes, he notifies the Secretary of the Corporation, in writing, of the asserted omission or inaccuracy.

                          Article 12

             COMMITTEES OF THE BOARD OF DIRECTORS

     Section 12.1  The Board of Directors may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the Corporation. Any committee, to the extent provided in the resolution of the Board of Directors or in these By-laws, shall have and may exercise all of the powers and authority of the Board of Directors, except that a committee shall not have any power or authority as to the following:

     (a)  The submission to shareholders of any action requiring approval of shareholders under applicable law, the Articles of Incorporation or these By‑laws.

     (b)  The creation or filling of vacancies in the Board of Directors.

     (c)  The adoption, amendment or repeal of these By-laws.

     (d)  The amendment or repeal of any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board of Directors.

     (e)  Action on matters committed by these By‑laws or resolution of the Board of Directors to another committee of the Board of Directors.

     Section 12.2  The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member.

     Section 12.3  Each committee of the Board of Directors shall serve at the pleasure of the Board of Directors. The term "Board of Directors," when used in any provision of this Article 12 relating to the organization or procedures of or the manner of taking action by the Board of Directors, shall be construed to include and refer to any executive or other committee of the Board of Directors. Any provision of this Article 12 relating or referring to action to be taken by the Board of Directors or the procedure required therefor shall be satisfied by the taking of corresponding action by a committee of the Board of Directors to the extent authority to take the action has been delegated to the committee pursuant to this Article 12.

                          Article 13

              MEETINGS OF THE BOARD OF DIRECTORS

     Section 13.1  An organization meeting may be held immediately following the annual shareholders meeting without the necessity of notice to the directors to constitute a legally convened meeting, or the directors may meet at such time and place as may be fixed by either a notice or waiver of notice or consent signed by all of such directors.

     Section 13.2  Regular meetings of the Board of Directors shall be held not less often than semi‑annually at a time and place determined by the Board of Directors at the preceding meeting. One or more directors may participate in any meeting of the Board of Directors, or of any committee thereof, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another.

     Section 13.3  Special meetings of the Board of Directors may be called by the Chairman of the Board on one (1) day's notice to each director, either personally or in the manner set forth under Article 32 hereof; special meetings shall be called by the Chairman of the Board in like manner and on like notice upon the written request of three (3) directors.

Section 13.4   At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting in person or by conference telephone or similar communications equipment at which a quorum is present in person or by such communications equipment shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By‑laws. If a quorum shall not be present in person or by communications equipment at any meeting of the directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or as permitted herein.

               Article 14

           INFORMAL ACTION BY THE BOARD OF DIRECTORS

     Section 14.1  Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the Secretary of the Corporation.

                          Article 15

                   COMPENSATION OF DIRECTORS

     Section 15.1  Directors, as such, may receive a stated salary for their services or a fixed sum and expenses for attendance at regular and special meetings, or any combination of the foregoing as may be determined from time to time by resolution of the Board of Directors, and nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                          Article 16

                           OFFICERS

     Section 16.1  The Board of Directors shall elect the following officers: Chairman of the Board, Vice Chairman of the Board (not more than two), President, Secretary, Treasurer and Assistant Secretary/Treasurer.  The Board of Directors may elect one or more Vice Presidents and such other officers and appoint such agents as it shall deem necessary, who shall hold their offices for such terms, have such authority and perform such duties as may from time to time be prescribed by the Board of Directors. Any number of offices may be held by the same person, except that the offices of Chairman and Chief Financial Officer shall not be held by the same person.

     Section 16.2  The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

     Section 16.3  Each officer shall hold office for a term of one year and until his successor has been selected and qualified or until his earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation. The Corporation may secure the fidelity of any or all of the officers by bond or otherwise.

     Section 16.4  Any officer or agent of the Corporation may be removed by the Board of Directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     Section 16.5  An officer shall perform his duties as an officer in good faith, in a manner he reasonably believes to be in the best interests of the Corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. A person who so performs his duties shall not be liable by reason of having been an officer of the Corporation.

     Section 16.6  The Board of Directors shall designate the Chairman of the Board, one of the Vice Chairmen of the Board or the President as the Chief Executive Officer of the Corporation. The officer designated as the Chief Executive Officer shall supervise the carrying out of the policies adopted or approved by the Board of Directors; shall have general and active management of the business of the Corporation; shall see that all orders and resolutions of the Board of Directors are put into effect, subject, however, to the right of the Board of Directors to delegate any specific powers, except such as may be by statute exclusively conferred on any particular officer or officers of the Corporation. The officer designated as the Chief Executive Officer shall execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

Article 17

   THE CHAIRMAN OF THE BOARD AND VICE CHAIRMAN OF THE BOARD

     Section 17.1  The Chairman of the Board shall preside at all meetings of the shareholders and directors and may be the chief executive officer of the Corporation. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

     Section 17.2  Each Vice Chairman of the Board shall assist the Chairman of the Board in carrying out the duties of that office as directed by the Chairman. A vice chairman may be the chief executive officer.  In the absence of the Chairman, a Vice Chairman of the Board shall preside at meetings of shareholders and Board of Directors and shall perform such other duties as the Chairman and the Board of Directors may from time to time designate.

                          Article 18

                         THE PRESIDENT

     Section 18.1  The President may be the chief executive officer and/or the chief operating officer of the Corporation. The President shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors. In the absence or incapacity of the Chairman of the Board, and each Vice Chairman of the Board, the President shall preside at meetings of the shareholders and the directors.

                          Article 19

                      THE VICE PRESIDENT

     Section 19.1  The Vice President or, if more than one, the Vice Presidents in the order established by the Board  of Directors shall, in the absence or incapacity of the President, exercise all powers and perform the duties of the President. The Vice Presidents, respectively, shall also have such other authority and perform such other duties as may be provided in these By‑laws or as shall be determined by the Board of Directors or the Chairman of the Board. Any Vice President may, in the discretion of the Board of Directors, be designated as "executive," "senior," or by departmental or functional classification.

                          Article 20

                         THE SECRETARY

     Section 20.1  The Secretary shall attend all meetings of the Board of Directors and of the shareholders and keep accurate records thereof in one or more minute books kept for that purpose and shall perform the duties customarily performed by the secretary of a corporation and such other duties as may be assigned to him by the Board of Directors or the Chairman of the Board.

                          Article  21

                         THE TREASURER

     Section 21.1  The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall perform such other duties as may be assigned to him by the Board of Directors or the Chairman of the Board. He shall give bond in such sum and with such surety as the Board of Directors may from time to time direct.

                          Article 22

                      ASSISTANT  OFFICERS

     Section 22.1  Each assistant officer shall assist in the performance of the duties of the officer to whom he is assistant and shall perform such duties in the absence of the officer. He shall perform such additional duties as the Board of Directors, the Chairman of the Board, the Vice Chairman, the President or the officer to whom he is assistant may from time to time assign him. Such officers may be given such functional titles as the Board of Directors shall from time to time determine.

                          Article 23

                        INDEMNIFICATION

     Section 23.1  (Third Party Actions) The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a representative of the Corporation, or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not‑for‑profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 23.2  (Derivative Actions) The Corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a representative of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not‑for‑profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation. Indemnification shall not be made under this section in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the Corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the Corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

     Section 23.3  (Mandatory Indemnification) To the extent that a representative of the Corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Sections 23.1 (relating to third party actions) or 23.2 (relating to derivative actions) or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 23.4  (Procedure for Effecting Indemnification) Unless ordered by a court, any indemnification under Sections 23.1 (relating to third party actions) or 23.2 (relating to derivative actions) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he has met the applicable standard of conduct set forth in those sections. The determination shall be made:

     (a)  by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

     (b)  if such a quorum is not obtainable or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

     (c)  by the shareholders.

     Section 23.5  (Advancing Expenses) Expenses (including attorneys' fees) incurred in defending any action or proceeding referred to in this Article 23 may be paid by the Corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the person to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 23 or otherwise.

     Section 23.6  (Supplementary Coverage) (a) The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article 23 shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any By‑law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to this Section 23.6 or otherwise.

     (b)  Indemnification pursuant to subsection (a) of this Section 23.6 shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     (c)  Indemnification pursuant to subsection (a) of this Section 23.6 under any By‑law, agreement, vote of shareholders or directors or otherwise, may be granted for any action taken or any failure to take any action and may be made whether or not the Corporation would have the power to indemnify the person under any other provision of law except as provided in this Section 23.6 and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the Corporation.

     Section 23.7  (Power to Purchase Insurance) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a representative of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for‑profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against that liability under the provisions of this Article 23.

     Section 23.8  (Application to Surviving or New Corporations) For the purpose of this Article 23, references to "the Corporation" include all constituent corporations absorbed in a consolidation, merger or division, as well as the surviving or new corporations surviving or resulting therefrom, so that any person who is or was a representative of the constituent, surviving or new corporation, or is or was serving at the request of the constituent, surviving or new corporation as a representative of another domestic or foreign corporation for profit or not‑for‑profit, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 23 with respect to the surviving or new corporation as he would if he had served the surviving or new corporation in the same capacity.

     Section 23.9  (Application to Employee Benefit Plans) For purposes of this Article 23:

     (a)  References to "other enterprises" shall include employee benefit plans and references to "serving at the request of the Corporation" shall include any service as a representative of the Corporation that imposes duties on, or involves services by, the representative with respect to an employee benefit plan, its participants or beneficiaries.

     (b)  Excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines."

     (c)  Action with respect to an employee benefit plan taken or omitted in good faith by a representative of the Corporation in a manner he reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be action in a manner that is not opposed to the best interests of the Corporation.

     Section 23.10 (Duration and Extent of Coverage) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 23 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the Corporation and shall inure to the benefit of the heirs and personal representative of that person.

                          Article 24

                      SHARE CERTIFICATES

     Section 24.1  The share certificates of the Corporation shall be numbered and registered in a share register as they are issued; shall bear the name of the registered holder, the number and class of shares represented thereby, the par value of each share or a statement that such shares are without par value, as the case may be; shall be signed by the Chairman of the Board, the Vice Chairman or the President and the Secretary or the Treasurer or any other person properly authorized by the Board of Directors, and shall bear the corporate seal, which seal may be a facsimile engraved or printed. Where the certificate is signed by a transfer agent or a registrar, the signature of any corporate officer on such certificate may be a facsimile engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.

                          Article 25

                      TRANSFER OF SHARES

     Section 25.1  Upon surrender to the Corporation of a share certificate duly endorsed by the person named in the certificate or by attorney duly appointed in writing and accompanied where necessary by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transfer recorded upon the transfer books for shares of the Corporation. No transfer shall be made if it would be inconsistent with the provisions of Article 8 of the Pennsylvania Uniform Commercial Code.

                          Article 26

                       LOST CERTIFICATES

     Section 26.1  Where a shareholder of the Corporation alleges the loss, theft or destruction of one or more certificates for shares of the Corporation and requests the issuance of a substitute certificate therefor, the Board of Directors may direct a new certificate of the same tenor and for the same number of shares to be issued to such person upon such person's making of an affidavit in form satisfactory to the Board of Directors setting forth the facts in connection therewith, provided that prior to the receipt of such request the Corporation shall not have either registered a transfer of such certificate or received notice that such certificate has been acquired by a bona fide purchaser. When authorizing such issue of a new certificate the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his heirs or legal representatives, as the case may be, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form and with surety or sureties, with fixed or open penalty, as shall be satisfactory to the Board of Directors, as indemnity for any liability or expense which it may incur by reason of the original certificate remaining outstanding.

                          Article 27

                           DIVIDENDS

     Section 27.1  The Board of Directors may, from time to time, at any duly convened regular or special meeting or by unanimous consent in writing, declare and pay dividends upon the outstanding shares of capital stock of the Corporation in cash, property or shares of the Corporation, so long as any dividend shall not be in violation of law and the Articles of Incorporation.

     Section 27.2  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall believe to be for the best interests of the Corporation, and the Board of Directors may reduce or abolish any such reserve in the manner in which it was created.

                          Article 28

               FINANCIAL REPORT TO SHAREHOLDERS

Section 28.1  The Chairman of the Board and the Board of Directors shall present prior to each annual meeting of the shareholders a financial statement including at least a balance sheet as of the end of such year and a statement of income and expenses for such year of the Corporation for the preceding year.

Article 29

INSTRUMENTS

     Section 29.1  Any note, mortgage, evidence of indebtedness, contract or other document, or any assignment or endorsement thereof, executed or entered into between the Corporation and any other person, when signed by one or more officers or agents having actual or apparent authority to sign it, or by the Chairman of the Board, the Vice Chairman, the President or the Vice President and Secretary or Assistant Secretary or Treasurer or Assistant Treasurer of the Corporation, shall be held to have been properly executed for and in behalf of the Corporation.

     Section 29.2  The affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement by the Corporation of any instrument or other document.

                          Article 30

                          FISCAL YEAR

     Section 30.1  The fiscal year of the Corporation shall be the calendar year.

                          Article 31

                             SEAL

     Section 31.1  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Pennsylvania." Such seal may be used by causing it or a facsimile thereof to be impressed or affixed in any manner reproduced.

                          Article 32

                  NOTICES AND WAIVERS THEREOF

     Section 32.1  Whenever written notice is required to be given to any person under the provisions of applicable law, by the Articles of Incorporation or of these By‑laws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by telecopier, to his address (or to his telex, TWX, telecopier or telephone number) appearing on the books of the Corporation or, in the case of directors, supplied by him to the Corporation for the purpose of notice. If the notice if sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched. A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any other provision of these By‑laws.

     Section 32.2  Whenever any written notice is required to be given under the provisions of applicable law, the Articles of Incorporation or of these By‑laws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Except as otherwise required by these By‑laws, neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. In the case of a special meeting of shareholders, the waiver of notice shall specify the general nature of the business to be transacted.

     Section 32.3  Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

     Section 32.4  Whenever any notice or communication is required to be given to any person under the provisions of applicable law, the Articles of Incorporation, these By-laws, the terms of any agreement and any other instrument or as a condition precedent to taking any corporate action, and communication with that person is then unlawful, the giving of the notice or communication to that person shall not be required and there shall be no duty to apply for a license or other permission to do so. Any action or meeting that is taken or held without notice or communication to that person shall have the same validity as if the notice or communication had been duly given. If the action taken is such as to require the filing of any document with respect thereto under any provision of law or any agreement or other instrument, it shall be sufficient, if such is the fact and if notice or communication in required, to state therein that notice or communication was given to all persons entitled to receive notice or communication except persons with whom communication was unlawful.

     Section 32.5  Section 32.4 shall also be applicable to any shareholder with whom the Corporation has been unable to communicate for more than twenty‑four (24) consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the Corporation with a current address. Whenever the shareholder provides the Corporation with a current address, Section 32.4 shall cease to be applicable to the shareholder under this Section 32.5.

Article 33

EMERGENCIES

     Section 33.1  The Board of Directors may adopt emergency By‑laws, subject to repeal or change by action of the shareholders, which shall, notwithstanding any different provisions of law, of the Articles of Incorporation or of these By‑laws, be effective during any emergency resulting from an attack on the United States, a nuclear disaster or another catastrophe as a result of which a quorum of the Board of Directors cannot readily be assembled. The emergency By‑laws may make any provision that may be appropriate for the circumstances of the emergency including, procedures for calling meetings of the Board of Directors, quorum requirements for meetings and procedures for designating additional or substitute directors.

     Section 33.2  The Board of Directors, either before or during any emergency, may provide, and from time to time modify, lines of succession in the event that during the emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties and may, effective in the emergency, change the head offices or designate several alternative head offices or regional offices of the Corporation or authorize the officers to do so.

     Section 33.3  A representative of the Corporation acting in accordance with any emergency By‑laws shall not be liable except for willful misconduct and shall not be liable for any action taken by him in good faith in an emergency in furtherance of the ordinary business affairs of the Corporation even though not authorized by the emergency or other By‑laws then in effect.

     Section 33.4  To the extent not inconsistent with any emergency By‑laws so adopted, the By‑laws of the Corporation shall remain in effect during any emergency and, upon its termination, the emergency By‑laws shall cease to be effective.

     Section 33.5  Unless otherwise provided in emergency By-laws, notice of any meeting of the Board of Directors during an emergency shall be given only to those directors to whom it is feasible to reach at the time and by such means as are feasible at the time, including publication, radio or television. To the extent required to constitute a quorum at any meeting of the Board of Directors during any emergency, the officers of the Corporation who are present shall, unless otherwise provided in emergency By‑laws, be deemed, in order of rank and within the same rank in order of seniority, directors for the meeting.

Article 34

AMENDMENTS

     Section 34.1  These By‑laws may be altered, amended or repealed by the affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock at any regular or special meeting duly convened after notice to the shareholders of that purpose, or by a majority vote of the members of the Board of Directors at any regular or special meeting thereof duly convened after notice to the directors of that purpose, subject always to the power of the shareholders to change such action of the Board of Directors by the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of Common Stock.

WSS/BYLAWS/2004